Exhibit 10.3

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE ORDINARY SHARES ISSUABLE HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR ANY SHARES ISSUABLE HEREUNDER UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MICROPOLIS HOLDING COMPANY OR ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

MICROPOLIS HOLDING COMPANY

WARRANT TO PURCHASE ORDINARY SHARES

1. Issuance. For good and valuable consideration as set forth in the Purchase Agreement (as defined below), including without limitation the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by Micropolis Holding Company, a Cayman Islands exempted company (“Company”); Streeterville Capital, LLC, a Utah limited liability company, its successors and/or registered assigns (“Investor”), is hereby granted the right to purchase at any time on or after the earlier of (i) the Registration Effectiveness Date (as defined below), and (ii) the date that is six (6) months from the Issue Date (as defined below), until the Expiration Date (as defined below), 5,000,000 fully paid and non-assessable Ordinary Shares of Company (the “Warrant Shares”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Ordinary Shares (this “Warrant”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. Moreover, to the extent any defined terms herein are defined in any other Transaction Document (as so noted herein), such defined term shall remain applicable in this Warrant even if the other Transaction Document has been released, satisfied, or is otherwise cancelled.

This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated August 21, 2025, to which Company and Investor are parties (as the same may be amended from time to time, the “Purchase Agreement”). This Warrant is being issued to Investor on August 21, 2025 (the “Issue Date”).

2. Exercise of Warrant.

2.1. General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the earlier of (i) the Registration Effectiveness Date, and (ii) the date that is six (6) months from the Issue Date, and ending on the Expiration Date (such period, the “Exercise Period”). Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and signed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the “Exercise Date”. The Notice of Exercise shall be executed by Investor and shall indicate (i) the number of Warrant Shares to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

(b) Notwithstanding any other provision contained herein or in any other Transaction Document to the contrary, if the Registration Statement (as defined in the Purchase Agreement) is not declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on or before the date that is six (6) months from the Issue Date, then at any time thereafter and during the Exercise Period, Investor may elect a “cashless” exercise of this Warrant for any Warrant Shares, in which event the Company shall issue to Investor a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of Warrant Shares to be issued to Investor.

Y =	the number of Warrant Shares that the Investor elects to purchase under this Warrant (at the date of such calculation).

A =	the Closing Trade Price on the Trading Day immediately prior to the Exercise Date.

B =	Exercise Price (as adjusted to the date of such calculation).

(c) If the Notice of Exercise elects a “cash” exercise, the Exercise Price per share of Ordinary Shares for the Warrant Shares shall be payable, at the election of Investor, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Investor.

(d) Upon the appropriate payment to Company of the Exercise Price for the Warrant Shares, Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is received by the Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), and provided that the Registration Statement (as defined in the Purchase Agreement) has been declared effective, or the Warrant Shares are exempt from registration pursuant to Rule 144 or other applicable exemption, deliver or cause Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the DWAC system to the account designated by Investor on the Notice of Exercise (or issued in book entry form is such shares would be not be eligible for electronic transfer).

(e) If Warrant Shares are delivered later than the applicable Delivery Date, other than due to delays caused by force majeure beyond the Company’s reasonable control (each, an “Excusable Delay”), Company agrees to pay, in addition to all other remedies available to Investor in the Transaction Documents, a late charge equal to the greater of (i) $250.00 and (ii) 1% of the product of (1) the number of Ordinary Shares not issued to Investor on a timely basis and to which Investor is entitled multiplied by (2) the daily VWAP of the Ordinary Shares on the Delivery Date, rounded to the nearest multiple of $50.00 (such resulting amount, the “Warrant Share Value”) (but in any event the cumulative amount of such late fees for each exercise shall not exceed 100% of the Warrant Share Value), per Trading Day until such Warrant Shares are delivered (the “Late Fees”). For the avoidance of doubt, no Late Fees shall accrue for any period during which an Excusable Delay is in effect, provided the Company notifies the Investor in writing of such Excusable Delay within two (2) Trading Days of its occurrence. Company acknowledges and agrees that the failure to timely deliver Warrant Shares hereunder, absent an Excusable Delay, is a material breach of this Warrant and that the Late Fees are properly charged as liquidated damages to compensate Investor for such breach. Company shall pay any Late Fees incurred under this subsection in immediately available funds within five (5) Trading Days of Investor’s written demand. Furthermore, in the event that Company fails for any reason to effect delivery of the Warrant Shares as required under subsection (d) immediately above, Investor may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to Company, whereupon Company and Investor shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the Late Fees described above shall be payable through the date notice of revocation or rescission is given to Company. Finally, in the event Company fails to timely deliver any Warrant Shares to Investor, then at any time after the Delivery Date Investor may elect, in its sole discretion, to require Company to pay to Investor a cash amount equal to (i) the total amount of all Late Fees that have accumulated, plus (ii) the product of the number of Warrant Shares deliverable to Investor on such date if it were to exercise this Warrant with respect to the remaining number of Warrant Shares as of such date multiplied by the daily VWAP of the Ordinary Shares on the Delivery Date (the “Cash Settlement Amount”). At such time as Investor makes an election to require Company to pay to it the Cash Settlement Amount, such obligation of Company shall be a valid and binding obligation of Company and shall for all purposes be deemed to be a debt obligation of Company owed to Investor as of the date it makes such election. However, the Cash Settlement Amount shall not apply if the failure to deliver Warrant Shares is do to an Excusable Delay, and in no event shall the Cash Settlement Amount exceed 100% of the Warrant Share Value. Upon Company’s payment of the Cash Settlement Amount to Investor, this Warrant shall be deemed to have been satisfied. In addition, and for the avoidance of doubt, even if Company could not deliver the number of Warrant Shares deliverable to Investor if it were to exercise this Warrant with respect to the remaining number of Warrant Shares on the date of repayment due to the provisions of Section 2.2, the provisions of Section 2.2 will not apply with respect to Company’s payment of the Cash Settlement Amount.

2.2. Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Investor shall or would be issued Ordinary Shares, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 9.99% of the number of Ordinary Shares outstanding on such date (the “Maximum Percentage”), Company must not issue to Investor Ordinary Shares which would exceed the Maximum Percentage. The Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

3. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a shareholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

5. Adjustments.

5.1. Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Ordinary Shares, by split-up or stock split, or otherwise, or combine its Ordinary Shares, or issue additional Ordinary Shares as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically proportionately adjusted as follows: (i) increased in the case of a subdivision or stock dividend, or (ii) decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts to reflect the economic impact of such subdivision, combination, or stock dividend, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Ordinary Shares as were purchasable by Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

5.3. Subsequent Equity Sales. If at any time while this Warrant is outstanding, Company or any of its subsidiaries, shall sell, issue or grant any Ordinary Shares, option to purchase Ordinary Shares, right to reprice, preferred shares convertible into Ordinary Shares, or debt, warrants, options or other instruments or securities which are convertible into or exercisable or exchangeable for Ordinary Shares to Investor or any third party (collectively, the “Equity Securities”), including without limitation any Deemed Issuance, at an effective price per share less than the then effective Exercise Price (such issuance is referred to herein as a “Dilutive Issuance”), then, (a) the Exercise Price shall be automatically reduced and only reduced to equal such lower effective price per share, and (b) the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to an amount equal to the number of Warrant Shares Investor could purchase hereunder for an aggregate Exercise Price, as reduced pursuant to subsection (a) above, equal to the aggregate Exercise Price payable immediately prior to such reduction in Exercise Price. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on the date of such Dilutive Issuance, and the then effective Exercise Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Exercise Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Company shall notify Investor, in writing, no later than the Trading Day following the issuance of any Equity Securities subject to this Section 8, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarity, whether or not Company provides a Dilutive Issuance Notice pursuant to this Section 8, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Exercise Price shall be lowered to equal the applicable effective price per share.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the number or kind of shares issuable on the exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of the Warrant to an affiliate of Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 5; provided, however, that Company acknowledges and agrees that any such legend shall be removed from all book entry issuances for DTC Eligible Ordinary Shares delivered hereunder as such Ordinary Shares is cleared and converted into electronic shares by the DTC, and nothing contained herein shall be interpreted to the contrary. Upon receipt of a duly executed assignment of this Warrant, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of Investor under this Warrant. Until this Warrant is transferred on the books of Company, Company may treat Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Exchange Cap. Notwithstanding anything to the contrary contained herein, Company shall not issue any Ordinary Shares pursuant to this Warrant if such issuance (together with any other issuances of Ordinary Shares pursuant to the Note (as defined in the Purchase Agreement) or any other Transaction Document) would result in the aggregate issuance by Company of more than 19.99% of Company’s outstanding Ordinary Shares as of the Issue Date (the “Exchange Cap”), unless Company obtains the prior approval of its stockholders (the “Approval”) in accordance with applicable law and the rules of the principal securities exchange or market on which the Ordinary Shares then listed or traded for issuances in excess of the Exchange Cap or if the Exchange Cap does not apply to issuances hereunder as result of Company electing to be subject to home country rules. In the event the Exchange Cap is reached, Company shall be required to satisfy any Exercise Notices by paying to Investor a cash amount equal to (i) the product of the number of Warrant Shares specified in the applicable Notice of Exercise and the daily VWAP of the Ordinary Shares on the corresponding Exercise Date, less (ii) the aggregate Exercise Price payable by Investor pursuant to such Notice of Exercise. Company agrees to seek the Approval at its next annual or special meeting of stockholders, and in the event Company fails to obtain the Approval within this initial period, it shall continue to use commercially reasonable efforts to seek and obtain the Approval at intervals of no more than ninety (90) days thereafter, until the Approval is obtained.

9. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement, contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

11. Purchase Agreement; Arbitration of Disputes; Calculation Disputes. This Warrant is subject to the terms, conditions and general provisions of the Purchase Agreement, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. In addition, notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

12. Governing Law; Venue. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

13. Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

14. Remedies. The remedies at law of Investor under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to Investor in the Transaction Documents, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the obligation to post a bond.

15. Liquidated Damages. Company and Investor agree that in the event Company fails to comply with any of the terms or provisions of this Warrant, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees or other charges assessed under this Warrant are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s and Company’s expectations that any such liquidated damages will tack back to the Issue Date for purposes of determining the holding period under Rule 144 under the 1933 Act, if applicable).

16. Attorneys’ Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

17. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

19. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

Micropolis Holding Company

By:	/s/ Fareed Aljawhari
Fareed Aljawhari, Chief Executive Officer

[Signature Page to Warrant]

ATTACHMENT 1

DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

A1. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Ordinary Shares, a comparable reporting service of national reputation selected by Investor and reasonably satisfactory to Company).

A2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Ordinary Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Ordinary Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Ordinary Shares, the last closing bid price or last trade price, respectively, of the Ordinary Shares on the principal securities exchange or trading market where the Ordinary Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Ordinary Shares in the over-the-counter market on the electronic bulletin board for the Ordinary Shares as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Ordinary Shares by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Ordinary Shares as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Ordinary Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Ordinary Shares on such date shall be the fair market value as mutually determined by Investor and Company. If Investor and Company are unable to agree upon the fair market value of the Ordinary Shares, then such dispute shall be resolved in accordance with the procedures in the Purchase Agreement governing Calculations. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “DTC” means the Depository Trust Company or any successor thereto.

A4. “DTC Eligible” means, with respect to the Ordinary Shares, that such Ordinary Shares is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor.

A5. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A6. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A7. “Exercise Price” means $5.00 per share.

A8. “Expiration Date” means the date that is the earlier of nine (9) months from the Registration Effectiveness Date and fourteen (14) months from the Issue Date.

A9. “Ordinary Shares” means Company’s ordinary shares, par value $0.0001 per share.

A10. “Registration Effectiveness Date” means the date that the Registration Statement is declared effective by the SEC.

A11. “SEC” means the United States Securities and Exchange Commission.

A12. “Trading Day” means any day the New York Stock Exchange is open for trading.

A13. “Transaction Documents” means the Purchase Agreement, the Note, this Warrant, and all other documents, certificates, instruments and agreements entered into or delivered in conjunction therewith, as the same may be amended from time to time.

A14. “VWAP” means the volume-weighted average price of the Ordinary Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

Attachment 1 to Warrant #1, Page 1

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:	MICROPOLIS HOLDING COMPANY

ATTN: _______________

VIA FAX TO: (      )______________ EMAIL: ______________

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Ordinary Shares dated as of August 21, 2025 (the “Warrant”), to purchase the Ordinary Shares, $0.0001 par value per share (“Ordinary Shares”), of Micropolis Holding Company, and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

_______	CASH EXERCISE:

Warrant Shares: _______________________

Exercise Price: $_______________________

Purchase Price: $___________________ = (Exercise Price x Warrant Shares)

Payment is being made by:

_____	enclosed check
_____	wire transfer
_____	other

_______	CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Investor: ______*

* X = Y (A-B)

A

Where	X =	the number of Warrant Shares to be issued to Investor.

Y =	the number of Warrant Shares that the Investor elects to purchase under this Warrant (at the date of such calculation).

A =	the Closing Price (on the date two Trading Days prior to the Exercise Date).

B =	Exercise Price (as adjusted to the date of such calculation).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of Investor to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on Investor’s right to receive shares thereunder. Investor believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, Investor would receive more Ordinary Shares than permitted under Section 2.2, Company shall not be obligated and shall not issue to Investor such excess shares until such time, if ever, that Investor could receive such excess shares without violating, and in full compliance with, Section 2.2 of the Warrant.

Exhibit A to Warrant, Page 1

As contemplated by the Warrant, this Notice of Exercise is being sent by email or by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, Investor will surrender (or cause to be surrendered) the Warrant to Company at the address indicated above by express courier within five (5) Trading Days after the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to Investor.

To the extent the Warrant Shares are not able to be delivered to Investor via the DWAC system, please deliver certificates representing the Warrant Shares to Investor via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Dated:

[Name of Investor]

By:

Exhibit A to Warrant, Page 2